Exhibit 99.2

1 © 2020 Laureate Education, Inc. Third Quarter 2020 Earnings Presentation November 5, 2020

Forward Looking Statements

This presentation includes statements that express Laureate's opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties. Laureate's actual results may vary significantly from the results anticipated in these forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "should," "seeks," "approximately," "intends," "plans," "estimates" or "anticipates" or similar expressions that concern our strategy, plans or intentions. All statements we make relating to (i) guidance (including, but not limited to, total enrollments, revenues, Adjusted EBITDA and related margin, costs, capital expenditures, and Free Cash Flow, (ii) our planned divestitures, the expected proceeds generated therefrom and the expected reduction in revenue resulting therefrom, (iii) our exploration of strategic alternatives and potential future plans, strategies or transactions that may be identified, explored or implemented as a result of such review process and any resulting litigation or dispute therewith and (iv) the potential impact of the COVID-19 pandemic on our business or the global economy as a whole are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, including, with respect to our exploration of strategic alternatives, risks and uncertainties as to the terms, timing, structure, benefits and costs of any divestiture or separation transaction and whether one will be consummated at all, and the impact of any divestiture or separation transaction on our remaining businesses. Accordingly, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations are disclosed in our Annual Report on Form 10-K filed with the SEC on February 27, 2020, our Quarterly Reports on Form 10-Q filed and to be filed with the SEC and other filings made with the SEC. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this presentation contains various operating data, including market share and market position, that are based on internal company data and management estimates. While management believes that our internal company research is reliable and the definitions of our markets which are used herein are appropriate, neither such research nor these definitions have been verified by an independent source and there are inherent challenges and limitations involved in compiling data across various geographies and from various sources, including those discussed under "Market and Industry Data" in Laureate's filings with the SEC.

© 2020 Laureate Education, Inc.
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Presentation of Non-GAAP Measures

In addition to the results provided in accordance with U.S. generally accepted accounting principles (GAAP) throughout this presentation, Laureate provides the non-GAAP measurements of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow. We have included these non-GAAP measurements because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans.

Adjusted EBITDA consists of income (loss) from continuing operations, adjusted for the items included in the accompanying reconciliation. The exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Additionally, Adjusted EBITDA is a key input into the formula used by the compensation committee of our board of directors and our Chief Executive Officer in connection with the payment of incentive compensation to our executive officers and other members of our management team. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by revenues, provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Free Cash Flow consists of operating cash flow minus capital expenditures. Free Cash Flow provides a useful indicator about Laureate's ability to fund its operations and repay its debts.

Laureate's calculations of Adjusted EBITDA, Adjusted EBITDA margin and Free Cash Flow are not necessarily comparable to calculations performed by other companies and reported as similarly titled measures. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Adjusted EBITDA is reconciled from the GAAP measure in the attached table "Non-GAAP Reconciliation."

We evaluate our results of operations on both an as reported and an organic constant currency basis. The organic constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates, acquisitions and divestitures, and other items. We believe that providing organic constant currency information provides valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate organic constant currency amounts using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period, and then exclude the impact of acquisitions and divestitures and other items described in the accompanying presentation.

© 2020 Laureate Education, Inc. 3

4 © 2020 Laureate Education, Inc. SUMMARY OVERVIEW Note: Throughout this presentation amounts may not sum to totals due to rounding Amounts presented for enrollments, Revenue, Adjusted EBITDA and Adjusted EBITDA margin are for continuing operations only

5 © 2020 Laureate Education, Inc. Strong Execution Against all Operating & Strategic Priorities Executive Summary (1) Based on anticipated net proceeds (net of taxes, fees and other costs) for sales of Walden, Brazil, Australia, New Zealand a nd Honduras. Includes assumed debt and anticipated release of $143M of restricted cash (collateral for letter of credit and bonds at Walden); assumes all pendin g a sset sale transaction close on announced terms. x Q3 performance in line with expectations despite continued impact of COVID - 19 on Fall intake x Q3 Adjusted EBITDA consistent with Guidance thanks to tight cost controls across all segments x Q3 Net Loss of ($784M) driven by non - cash charges & realization of FX losses triggered by Asset Sales x FY 2020 Revenue/Adj. EBITDA Guidance for Continuing Operations remains broadly unchanged x Strategic Review now completed for majority of Portfolio…. Peru & Mexico still under review x $2.6 billion of net proceeds from asset sales expected over the next 12 months 1 x Starting return of capital to shareholders…. authorization of $300M share repurchase program

Laureate Portfolio Overview

Operations -- Remaining

Mexico

- 2 Universities
- 35+ campuses
- 170K+ students

Peru

- 2 Universities / 1 Tech-Voc
- 15+ campuses
- 150K+ students

~$1 billion
Revenue[1]

~$290 million
Adjusted EBITDA
(Excl Corp G&A)[1]

Strategic Review Still On-Going

Operations -- Pending Asset Sales

(as of September 30, 2020)

- Walden
- Brazil
- Australia
- New Zealand
- Honduras

Australia and New Zealand: Closed on Nov 3rd

$2.6 billion
of Net Proceeds Expected[2]

(1) Forecasted for 2020 based on mid-point of 2020 full-year guidance; amount shown is for just Mexico & Peru segments (i.e. excluding corporate segment G&A expense).
(2) Based on anticipated net proceeds (net of taxes, fees and other costs) for sales of Walden, Brazil, Australia, New Zealand and Honduras. Includes assumed debt, and anticipated release of $143M of restricted cash (collateral for letter of credit and bonds at Walden); assumes all pending asset sale transaction close on announced terms.

© 2020 Laureate Education, Inc.
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7 © 2020 Laureate Education, Inc. Q3 & YTD 2020 PERFORMANCE RESULTS CONTINUING OPERATIONS ONLY (I.E. MEXICO, PERU AND CORPORATE SEGMENTS)

8 © 2020 Laureate Education, Inc. Q3 ’20 Variance Vs. Q3 ‘19 Notes ($ in millions) (Enrollments in thousands) Results As Reported Organic/CC 1 New Enrollment 81K (11%) (11%) • Main intake for Mexico ( - 7% vs PY) • Secondary intake for Peru ( - 22% vs. PY) Total Enrollment 336K (10%) (10%) • Driven by lower NE volumes and increased attrition from COVID - 19 Revenue $244 (12%) (4%) • (10%) organic growth adjusted for timing from H1 Adj. EBITDA $50 65% 81% • +35% adjusted for timing • Benefitting from cost actions Adj. EBITDA margin 20.7% 970 bps 986 bps 2020 Third Quarter – Financial Summary (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets. Tight Cost Management Mitigating Enrollment Softness Related to COVID - 19

9 © 2020 Laureate Education, Inc. (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets. Q3 YTD ’20 Variance Vs. Q3 YTD ‘19 Notes ($ in millions) (Enrollments in thousands) Results As Reported Organic/CC 1 New Enrollment 165K (7%) (7%) • Mexico ( - 6% vs PY) • Peru ( - 9% vs. PY) Total Enrollment 336K (10%) (10%) • Driven by lower NE volumes and increased attrition from COVID - 19 Revenue $740 (14%) (7%) • (5%) adjusted for timing from H1 Adj. EBITDA $115 10% 27% • +31% adjusted for timing • Benefitting from cost actions Adj. EBITDA margin 15.6% 345bps 436 bps • Continued margin progression 2020 Q3 YTD – Financial Summary Tight Cost Management Mitigating Enrollment Softness Related to COVID - 19

10 © 2020 Laureate Education, Inc. SEGMENT RESULTS CONTINUING OPERATIONS ONLY (I.E. MEXICO, PERU AND CORPORATE SEGMENTS)

11 © 2020 Laureate Education, Inc. (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets. Q3 Results Q3 YTD Results Notes ($ in millions) (Enrollments in thousands) Q3 ’20 Organic/CC Vs. Q3 ’ 19 (1) Q3 YTD ’20 Organic/CC Vs. Q3 YTD ’ 19 (1) New Enrollment 63K (7%) 103K (6%) • Solid Q3 intake despite COVID - 19 impacts Total Enrollment 192K (7%) 192K (7%) • Driven by lower NE volumes Revenue $116 (10%) $385 (7%) • Largely out of session in Q3 Adj. EBITDA $16 (27%) $59 (14%) • YTD timing adjusted ( - 4%) Adj. EBITDA margin 13.4% (306 bps) 15.2% (120 bps) Mexico Segment Results Solid Q3 New Enrollment Intake Cycle – 63K New Enrollments YTD Results Impacted by Academic Calendar Shift

12 © 2020 Laureate Education, Inc. (1) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets. Q3 Results Q3 YTD Results Notes ($ in millions) (Enrollments in thousands) Q3 ’20 Organic/CC Vs. Q3 ’ 19 (1) Q3 YTD ’20 Organic/CC Vs. Q3 YTD ’ 19 (1) New Enrollment 18K (22%) 61K (9%) • Secondary intake in Q3 (primary intake was in March/April) Total Enrollment 143K (13%) 143K (13%) • Driven by lower NE volumes and increased attrition from COVID - 19 (primarily UPN) Revenue $127 3% $351 (7%) • Q3 timing adjusted ( - 12%) • YTD results reflecting lower volumes Adj. EBITDA $57 33% $129 1% • Q3 timing adjusted ( - 6%) Adj. EBITDA margin 44.4% 933 bps 36.7% 266 bps • Continued strong margin performance Peru Segment Results Q3 Result Favorably Impacted by Academic Calendar Shift YTD Performance Maintained Strong Margin Profile

13 © 2020 Laureate Education, Inc. Corporate G&A Expense Significant Reductions in Corporate G&A Already Underway Further Right - Sizing Expected Following Completion of Pending Asset Sales $142 $133 $121 $104 FY 2019 LTM Q3 ’20 LTM Q1 ’20 LTM Q2 ’20 FY 2020 Estimate ~ $100 Last Twelve Months Corporate Segment G&A Expenses ($USD in millions) Further reductions of 70 - 80% expected (run - rate) following completion of pending asset sales. 1 (1) Estimated G&A reductions assumes completion of all pending asset sales (Walden, Brazil, Australia, New Zealand and Honduras).

14 © 2020 Laureate Education, Inc. OUTLOOK

FY 2020 Guidance

(Enrollments in thousands) ($ in millions)	Operating Level	FY 2020 Guidance[1]
Total Enrollments	Continuing Operations	325K
Revenue	Continuing Operations	$1,000 - $1,020
Adjusted EBITDA	Continuing Operations	$185 - $195
Free Cash Flow	Consolidated	$150 - $170
Shares Outstanding[2]	Consolidated	~210 million

(1) Based on actual FX rates through October 2020, and current spot FX rates (local currency per US dollar) of MXN 21.11, BRL 5.60 and PEN 3.59 for November – December 2020. FX impact may change based on fluctuations in currency rates in future periods.
(2) Assuming no share repurchases from now thru end of 2020.

Guidance Trends In-line with Expectations

Note: Reconciliations of forward-looking non-GAAP measures (2020 Adjusted EBITDA outlook and 2020 Free Cash Flow outlook) to the relevant forward-looking GAAP measures are not being provided, as Laureate does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlooks and reconciliations. Due to this uncertainty, the Company cannot reconcile projected Adjusted EBITDA and Free Cash Flow to projected net income and operating cash flow, respectively, without unreasonable effort.

© 2020 Laureate Education, Inc.
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16 © 2020 Laureate Education, Inc. Q3 2020 Debt Capitalization – Adjusted for Pending Asset Sales ($ in millions) Amount Comments Q3 2020 (Net Debt) / Cash ($803) See Appendix Net Proceeds – Australia/NZ 1 $650 Closed on November 3rd Net Proceeds – Other Pending Asset Sales 2 $1,950 Including assumed debt Adjusted Q3 2020 Net Cash Position $1,797 Post receipt of anticipated net cash proceeds & assumed debt (1) Estimated net proceeds from sale of Australia and New Zealand which closed on November 3, 2020. (2) Based on anticipated net proceeds (net of taxes, fees and other costs) for sales of Walden, Brazil and Honduras. Includes as sum ed debt and anticipated release of $143M of restricted cash (collateral for letter of credit and bonds at Walden); assumes all pending asset sale transaction close on announced terms. Pro - Forma Net Cash Position of Approximately $1.8B $2,600 in total

17 © 2020 Laureate Education, Inc. Laureate Adjusted Financial Profile Anticipated Adjustments 2 (Enrollments in thousands) ($ in millions) 2020 Guidance 1 G&A Reduction Pending Asset Sales As Adjusted 2 Comment Total Enrollments 325K 325K Mexico & Peru at scale Revenue $1,010 $1,010 Sizeable platform Adjusted EBITDA $190 $75 $265 See page #13 for G&A Adjusted EBITDA Margin 19% 26% Unlevered Free Cash 11% of Revenue 14% of Revenue Cash accretive model Q3 2020 (Net Debt) / Cash ($803) $2,600 $1,797 See prior page Attractive Profile For Remaining Operations (1) Represents mid - point of 2020 full - year guidance for all metrics except Net Debt which is actual as of September 30, 2020. (2) Adjustments: - Adjusted EBITDA and Unlevered Free Cash increased by expected G&A reductions following the assumed completion of all pending a sset sales (Walden, Brazil, Australia, New Zealand and Honduras). - Net Cash is adjusted for anticipated net proceeds (net of taxes, fees and other costs) for sales of Walden, Brazil, Australi a , New Zealand and Honduras. Includes assumed debt and anticipated release of $143M of restricted cash (collateral for letter of credit and bonds at Walden); assumes all pending asset sale transaction cl ose on announced terms.

18 © 2020 Laureate Education, Inc. LIQUIDITY & RETURN OF CAPITAL

19 © 2020 Laureate Education, Inc. Announcing New Share Repurchase Program Authorization for up to $300 Million Return of Capital & Deleveraging to Continue Post Closing of Pending Asset Sales Return of Capital Overview • Announcing authorization for new share repurchase program up to $300 million* • Liquidity in excess of $800 million as of September 30 th • Recently closed sale of Australia and New Zealand for approx. $650 million in net cash proceeds • Adjusted for pending asset sales, the company expects to be in net cash position of approximately $1.8 billion • Expected continued positive Free Cash Flow generation • Priority for use of proceeds will be return of capital to shareholders and repayment of debt Illustrative Timeline for Return of Capital 11 - Sep - 2020 Chile Sale Completed End of Sep - 2020 Malaysia Sale Completed Q2 2021 Australia Sale Completed (Repay Debt / Return of Capital) 3Q Earnings Call (New Share Repurchase Authorization) 2H 2021 Anticipated Close for Walden S ale (Repay Debt / Return of Capital) Considerations November Anticipated Close for Brazil S ale (Repay Debt / Return of Capital) * Please see appendix for additional share repurchase related disclosures

20 © 2020 Laureate Education, Inc. APPENDIX

21 © 2020 Laureate Education, Inc. Q3 ’20 B / (W) Vs. Q3 ’19 Notes ($ in millions) Reported $ % Adjusted EBITDA 50 20 65% • Cost efficiencies and timing Depreciation & Amort. (18) 2 11% Interest Expense, net (24) 3 12% Impairments (323) (323) n.m. • Laureate tradename impairment Other (28) (7) n.m. Income Tax 72 120 n.m. • Tax effect from impairments Income/(Loss) From Continuing Operations (271) (184) n.m. • Driven by tradename impairment Discontinued Operations (Net of Tax) (170) (201) n.m. • ($190M) impairment in Brazil related to historical FX revaluations Net Gain/(Loss) on Sale of Disc. Ops. (344) (303) n.m. • Loss of sale of Chile partially offset by gain on sale of Malaysia, tax effected Net Income / (Loss) (784) (688) n.m. Income from Continuing Operations Impacted by Impairment Charges 2020 Third Quarter – Net Income Reconciliation

22 © 2020 Laureate Education, Inc. Q3 YTD ’20 B / (W) Vs. Q3 YTD ’19 Notes ($ in millions) Reported $ % Adjusted EBITDA 115 11 10% • ($16M) impact from FX Depreciation & Amort. (56) 6 9% Interest Expense, net (74) 25 25% • Lower debt balances Impairments (351) (351) n.m. • Primarily Laureate trade name impairment Other (4) 57 n.m. • Loss on debt extinguishment in 2019 & FX Income Tax 294 388 n.m. • Tax effect from impairments and other discrete items Income/(Loss) From Continuing Operations (77) 135 n.m. • Driven by impairment charges Discontinued Operations (Net of Tax) (558) (798) n.m. • Business units sold in 2019 impacting y - o - y comparability; Chile impairment in Q2 2020 Net Gain/(Loss) on Sale of Disc. Ops. (363) (1,212) n.m. • Prior year includes gains on sale of St. Augustine & Iberian assets Net Income / (Loss) (998) (1,875) n.m. 2020 Q3 YTD – Net Income Reconciliation Income from Continuing Operations Impacted by Impairment Charges

23 © 2020 Laureate Education, Inc. Q3 2020 Debt Capitalization ($ in millions) Continuing Operations Discontinued Operations Total Company Revolver $409 - $409 Sr. Notes $800 - $800 Local Debt / Seller Notes $244 $180 $424 Gross Debt $1,453 $180 $1,633 Cash ($717) ($113) ($830) Net Debt $736 $67 $803 Total Liquidity in Excess of $800M as of September 30 th Approximately $650M cash received from sale of Australia and New Zealand on November 3rd

FY 2020 Guidance – Details (Continuing Operations)

(Enrollments in thousands) ($ in millions)	Total Enrollment	Revenues	Adjusted EBITDA
2019 Results	**366K**	**$1,212**	**$204**
Organic Growth	(41K)	($122) – ($102)	$11 - $21
Growth %	*(11%)*	*(10%) – (8%)*	*5% - 10%*
FY 2020 FXN Guidance	**325K**	**$1,090 - $1,110**	**$215 - $225**
FX Impact (spot FX) (1)	-	($90)	($30)
FY 2020 Guidance (@ spot FX) (1)	**325K**	**$1,000 - $1,020**	**$185 - $195**

Continued Margin Expansion Following Efficiency Initiatives

(1) Based on actual FX rates through October 2020, and current spot FX rates (local currency per US dollar) of MXN 21.11, BRL 5.60 and PEN 3.59 for November – December 2020. FX impact may change based on fluctuations in currency rates in future periods.

Note: Reconciliations of forward-looking non-GAAP measures (2020 Adjusted EBITDA outlook and 2020 Free Cash Flow outlook) to the relevant forward-looking GAAP measures are not being provided, as Laureate does not currently have sufficient data to accurately estimate the variables and individual adjustments for such outlooks and reconciliations. Due to this uncertainty, the Company cannot reconcile projected Adjusted EBITDA and Free Cash Flow to projected net income and operating cash flow, respectively, without unreasonable effort.

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25 © 2020 Laureate Education, Inc. (1) Sale of both Walden University and Brazilian operations expected to close in 2021. (2) Other predominantly includes divestitures already closed and completed. (3) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets. Online 1 Brazil 1 Other 2 Total Disc. Ops ($ in millions) (Enrollments in thousands) Q3 ‘20 Vs. Q3 ‘19 Organic/ CC vs. Q3 ‘19 3 Q3 ‘20 Vs. Q3 ‘19 Organic/ CC vs. Q3 ‘19 3 Q3 ‘20 Vs. Q3 ‘19 Organic/ CC vs. Q3 ‘19 3 Q3 ‘20 Vs. Q3 ‘19 Organic/ CC vs. Q3 ‘19 3 New Enrollment 10 15% 15% 51 (2%) 3% 19 (9%) (9%) 79 (2%) (2%) Total Enrollment 59 1% 1% 250 (12%) (3%) 85 (68%) (68%) 394 (35%) (32%) Revenue $171 10% 10% $63 (45%) (22%) $225 (24%) (20%) $459 (19%) (12%) Adjusted EBITDA $55 23% 23% ($1) (130%) n.m. $74 29% 38% $127 22% 25% Discontinued Operations - Q3 2020 vs. Q3 2019

26 © 2020 Laureate Education, Inc. Online 1 Brazil 1 Other 2 Total Disc. Ops ($ in millions) (Enrollments in thousands) Q3 YTD ‘20 Vs. Q3 YTD ‘19 Organic/ CC vs. Q3 YTD ’19 3 Q3 YTD ‘20 Vs. Q3 YTD ‘19 Organic/ CC vs. Q3 YTD ’19 3 Q3 YTD ‘20 Vs. Q3 YTD ‘19 Organic/ CC vs. Q3 YTD ’19 3 Q3 YTD ‘20 Vs. Q3 YTD ‘19 Organic/ CC vs. Q3 YTD ’19 3 New Enrollment 26 7% 7% 151 (15%) (8%) 106 (14%) (14%) 283 (13%) (13%) Total Enrollment 59 1% 1% 250 (12%) (3%) 85 (68%) (68%) 394 (35%) (32%) Revenue $477 (0%) (0%) $265 (37%) (12%) $600 (44%) (37%) $1,342 (32%) (23%) Adjusted EBITDA $141 (1%) (1%) $21 (32%) 6% $132 (45%) (38%) $294 (29%) (21%) Discontinued Operations - Q3 YTD 2020 vs. Q3 YTD 2019 (1) Sale of both Walden University and Brazilian operations expected to close in 2021. (2) Other predominantly includes divestitures already closed and completed. (3) Organic Constant Currency (CC) Operations excludes the period - over - period impact from currency fluctuations (if applicable), acq uisitions and divestitures, and other items. Other items include the impact of acquisition - related contingent liabilities for taxes other - than - income tax, net of chan ges in recorded indemnification assets.

27 © 2020 Laureate Education, Inc. Total Disc. Ops ($ in millions) (Enrollments in thousands) Q3 ‘20 Q3 ‘19 (Loss) income from discontinued operations, net of tax ($170) $31 Income tax (expense) benefit $51 ($24) Other non - operating loss $15 $32 Operating (loss) income ($104) $39 Depreciation and amortization $14 $29 Share - based compensation expense 1 $1 $0 Loss on impairment of assets 2 $208 $25 EiP implementation expenses 3 $9 $10 Adjusted EBITDA (before allocations) $128 $103 Allocations, net ($1) $2 Adjusted EBITDA $127 $105 Discontinued Operations Q3 2020 vs. Q3 2019 – Adjusted EBITDA Reconciliation (1) Represents non - cash, share - based compensation expense pursuant to the provisions of ASC Topic 718. (2) Represents non - cash charges related to impairments of long - lived assets. (3) Excellence - in - Process (EiP) implementation expenses are related to our enterprise - wide initiative to optimize and standardize Laureate’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources . It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting . The EiP initiative also includes other back - and mid - office areas, as well as certain student - facing activities, expenses associated with streamlining the organizational structure and certain non - recurring costs incurred in connection with the planned and completed dispositions . Beginning in the third quarter of 2019 , EiP also includes expenses associated with an enterprise - wide program aimed at revenue growth .

28 © 2020 Laureate Education, Inc. Total Disc. Ops ($ in millions) (Enrollments in thousands) Q3 YTD ‘20 Q3 YTD ‘19 (Loss) income from discontinued operations, net of tax ($558) $240 Income tax (expense) benefit $48 ($17) Other non - operating loss $80 $45 Operating (loss) income ($430) $268 Depreciation and amortization $60 $85 Share - based compensation expense 1 $2 $2 Loss on impairment of assets 2 $639 $25 EiP implementation expenses 3 $22 $27 Adjusted EBITDA (before allocations) $294 $407 Allocations, net $1 $5 Adjusted EBITDA $294 $412 Discontinued Operations Q3 YTD 2020 vs. Q3 YTD 2019 – Adjusted EBITDA Reconciliation (1) Represents non - cash, share - based compensation expense pursuant to the provisions of ASC Topic 718. (2) Represents non - cash charges related to impairments of long - lived assets. (3) Excellence - in - Process (EiP) implementation expenses are related to our enterprise - wide initiative to optimize and standardize Laureate’s processes, creating vertical integration of procurement, information technology, finance, accounting and human resources . It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting . The EiP initiative also includes other back - and mid - office areas, as well as certain student - facing activities, expenses associated with streamlining the organizational structure and certain non - recurring costs incurred in connection with the planned and completed dispositions . Beginning in the third quarter of 2019 , EiP also includes expenses associated with an enterprise - wide program aimed at revenue growth .

29 © 2020 Laureate Education, Inc. The Company believes that the return of capital to shareholders through the stock repurchase program is advisable and in the bes t interests of the Company and its shareholders at this time, after taking into account the Company’s debt, other potential uses of cash, th e expected net proceeds from pending asset sales, the current trading price of the Company’s stock, and the Company’s continued commitment to pursuit of strategic alternatives for its remaining businesses. The investors in Wengen Alberta, Limited Partnership, the Company’s controlling stockholder, that have representatives on the Co mpany’s board of directors, have contractual and regulatory limitations on their ability to sell shares in the Company, among other t hin gs, during the pendency of a stock repurchase program. While such shareholders have not waived their rights to ask the Company to facilitat e t heir sales of shares, they have informed the Company that they do not presently intend to exercise their rights to do so. Share Repurchase Authorization Disclosure

30 © 2020 Laureate Education, Inc. • Large intake cycles at end of Q1 (Peru) and end of Q3 (Mexico) drive seasonality of earnings • Q2 and Q4 are typically Laureate’s strongest earnings quarters Revenue Seasonality Adj. EBITDA Seasonality New Enrollments Seasonality Factors Affecting Seasonality Main intake cycles: – Q1 - Peru – Q3 - Mexico Academic calendar FX trends Intra - Year Seasonality Trends 34% 13% 51% 2% 31% 18% 50% 1% 39% 10% 50% 1% 39% 9% 51% 1% Q1 Q2 Q3 Q4 2016 2017 2018 2019 13% 42% 9% 36% - 31% 39% - 10% 102% - 24% 56% 8% 61% - 11% 47% 15% 49% Q1 Q2 Q3 Q4 2016 2017 2018 2019 25% 31% 21% 24% 17% 30% 24% 29% 18% 30% 24% 28% 17% 31% 23% 29% Q1 Q2 Q3 Q4 2016 2017 2018 2019

31 © 2020 Laureate Education, Inc. Financial Results & Tables

Financial Tables

Consolidated Statements of Operations

IN MILLIONS	For the three months ended September 30, 2020	2019	Change	For the nine months ended September 30, 2020	2019	Change
Revenues	$ 243.5	$ 277.3	$ (33.8)	$ 739.7	$ 860.2	$ (120.5)
Costs and expenses:						
Direct costs	185.8	229.7	(43.9)	614.1	706.8	(92.7)
General and administrative expenses	52.6	65.9	(13.3)	140.8	174.5	(33.7)
Loss on impairment of assets	323.4	—	323.4	350.9	0.2	350.7
Operating loss	(318.2)	(18.4)	(299.8)	(366.2)	(21.3)	(344.9)
Interest income	0.7	0.9	(0.2)	1.6	2.6	(1.0)
Interest expense	(24.7)	(28.3)	3.6	(75.7)	(101.5)	25.8
Loss on debt extinguishment	—	(0.2)	0.2	—	(22.1)	22.1
Gain (loss) on derivatives	—	0.3	(0.3)	(0.6)	9.2	(9.8)
Other income, net	1.3	1.0	0.3	0.8	9.1	(8.3)
Foreign currency exchange (loss) gain, net	(2.9)	7.7	(10.6)	71.1	7.6	63.5
Gain (loss) on sales of assets, net	0.6	(1.5)	2.1	(1.2)	(1.5)	0.3
Loss from continuing operations before income taxes and equity in net income of affiliates	(343.2)	(38.6)	(304.6)	(370.2)	(117.9)	(252.3)
Income tax benefit (expense)	72.2	(48.1)	120.3	293.5	(94.0)	387.5
Equity in net income of affiliates, net of tax	—	—	—	0.2	0.2	—
Loss from continuing operations	(271.0)	(86.6)	(184.4)	(76.5)	(211.7)	135.2
(Loss) income from discontinued operations, net of tax	(169.8)	31.0	(200.8)	(558.0)	240.4	(798.4)
(Loss) gain on sales of discontinued operations, net of tax	(343.6)	(41.1)	(302.5)	(363.3)	848.4	(1,211.7)
Net (loss) income	(784.4)	(96.8)	(687.6)	(997.7)	877.1	(1,874.8)
Net loss attributable to noncontrolling interests	—	1.6	(1.6)	5.1	0.5	4.6
Net (loss) income attributable to Laureate Education, Inc.	$ (784.4)	$ (95.2)	$ (689.2)	$ (992.7)	$ 877.6	$ (1,870.3)
Accretion of redeemable noncontrolling interests and equity	—	(0.2)	0.2	0.2	0.3	(0.1)
Net (loss) income available to common stockholders	$ (784.4)	$ (95.4)	$ (689.0)	$ (992.5)	$ 877.9	$ (1,870.4)
Basic and diluted earnings (loss) per share:						
Basic and diluted weighted average shares outstanding	210.0	224.2	(14.2)	209.9	224.5	(14.6)
Basic and diluted (loss) earnings per share	$ (3.73)	$ (0.43)	$ (3.30)	$ (4.72)	$ 3.91	$ (8.63)

Note: Dollars in millions, except per share amounts, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

For the three months ended September 30,	2020	2019	% Change: Reported	% Change: Organic Constant Currency[1]	$ Variance Components: Total	$ Variance Components: Organic Constant Currency	Other	Acq/Div.	FX
Revenues									
Mexico	$ 115.9	$ 145.8	(21)%	(10)%	$ (29.9)	$ (14.7)	$ —	$ —	$ (15.2)
Peru	127.3	130.8	(3)%	3%	(3.5)	4.2	—	—	(7.7)
Corporate & Eliminations	0.3	0.7	(57)%	(57)%	(0.4)	(0.4)	—	—	—
Total Revenues	$ 243.5	$ 277.3	(12)%	(4)%	$ (33.8)	$ (10.9)	$ —	$ —	$ (22.9)
Adjusted EBITDA									
Mexico	$ 15.5	$ 23.1	(33)%	(27)%	$ (7.6)	$ (6.3)	$ 0.2	$ —	$ (1.5)
Peru	56.5	45.2	25%	33%	11.3	14.7	—	—	(3.4)
Corporate & Eliminations	(21.6)	(37.8)	43%	43%	16.2	16.2	—	—	—
Total Adjusted EBITDA	$ 50.4	$ 30.5	65%	81%	$ 19.9	$ 24.6	$ 0.2	$ —	$ (4.9)

[1] Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2019 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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Financial Tables

Revenue and Adjusted EBITDA by segment

IN MILLIONS

			% Change		$ Variance Components				
For the nine months ended September 30,	**2020**	**2019**	**Reported**	**Organic Constant Currency**(2)	**Total**	**Organic Constant Currency**	**Other**	**Acq/Div.**	**FX**
Revenues									
Mexico	$ 385.0	$ 464.7	(17)%	(7)%	$ (79.7)	$ (32.4)	$ —	$ —	$ (47.3)
Peru	351.4	391.1	(10)%	(7)%	(39.7)	(25.5)	—	—	(14.2)
Corporate & Eliminations	3.3	4.5	(27)%	(27)%	(1.2)	(1.2)	—	—	—
Total Revenues	$ 739.7	$ 860.2	(14)%	(7)%	$ (120.5)	$ (59.0)	$ —	$ —	$ (61.5)
Adjusted EBITDA									
Mexico	$ 58.5	$ 80.5	(27)%	(14)%	$ (22.0)	$ (10.9)	$ (0.8)	$ —	$ (10.3)
Peru	129.0	133.8	(4)%	1%	(4.8)	1.1	—	—	(5.9)
Corporate & Eliminations	(72.4)	(110.0)	34%	34%	37.6	37.6	—	—	—
Total Adjusted EBITDA	$ 115.1	$ 104.2	10%	27%	$ 10.9	$ 27.9	$ (0.8)	$ —	$ (16.2)

(2) Organic Constant Currency results exclude the period-over-period impact from currency fluctuations, acquisitions and divestitures, and other items. Other items include the impact of acquisition-related contingent liabilities for taxes other-than-income tax, net of changes in recorded indemnification assets. Organic Constant Currency is calculated using the change from prior-period average foreign exchange rates to current-period average foreign exchange rates, as applied to local-currency operating results for the current period. The "Organic Constant Currency" % changes are calculated by dividing the Organic Constant Currency amounts by the 2019 Revenues and Adjusted EBITDA amounts, excluding the impact of the divestitures.

Note: Dollars in millions, and may not sum to total due to rounding

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35 © 2020 Laureate Education, Inc. Financial Tables Consolidated Balance Sheets Note: Dollars in millions, and may not sum to total due to rounding IN MILLIONS September 30, 2020 December 31, 2019 Change Assets Cash and cash equivalents $ 716.8 $ 61.6 $ 655.2 Receivables (current), net 111.9 75.1 36.8 Other current assets 141.4 72.9 68.5 Current assets held for sale 510.4 706.5 (196.1) Property and equipment, net 547.1 640.6 (93.5) Operating lease right - of - use assets, net 444.7 521.8 (77.1) Goodwill and other intangible assets 739.5 1,168.6 (429.1) Deferred income taxes 295.9 49.4 246.5 Other long - term assets 69.2 98.9 (29.7) Long - term assets held for sale 1,598.3 3,101.0 (1,502.7) Total assets $ 5,175.1 $ 6,496.4 $ (1,321.3) Liabilities and stockholders' equity Accounts payable and accrued expenses $ 202.4 $ 267.7 $ (65.3) Deferred revenue and student deposits 62.6 54.8 7.8 Total operating leases, including current portion 495.0 559.0 (64.0) Total long - term debt, including current portion 1,396.7 1,151.4 245.3 Other liabilities 222.2 196.8 25.4 Current and long - term liabilities held for sale 969.9 1,450.1 (480.2) Total liabilities 3,348.9 3,680.0 (331.1) Redeemable noncontrolling interests and equity 1.7 12.3 (10.6) Total stockholders' equity 1,824.6 2,804.2 (979.6) Total liabilities and stockholders' equity $ 5,175.1 $ 6,496.4 $ (1,321.3)

36 © 2020 Laureate Education, Inc. Financial Tables Consolidated Statements of Cash Flows Note: Dollars in millions, and may not sum to total due to rounding For the nine months ended September 30, IN MILLIONS 2020 2019 Change Cash flows from operating activities Net (loss) income $ (997.7) $ 877.1 $ (1,874.8) Depreciation and amortization 116.1 146.3 (30.2) Loss on impairment of assets 990.3 25.5 964.8 Loss (gain) on sales of subsidiaries and disposal of property and equipment, net 317.2 (814.2) 1,131.4 Loss (gain) on derivative instruments 0.6 (8.3) 8.9 Payments for settlement of derivative contracts (0.6) (8.2) 7.6 Loss on debt extinguishment — 26.9 (26.9) Interest paid on deferred purchase price for acquisitions (4.0) — (4.0) Deferred income taxes (264.4) (3.1) (261.3) Unrealized foreign currency exchange (gain) loss (15.4) 8.4 (23.8) Income tax receivable/payable, net (56.9) (39.7) (17.2) Working capital, excluding tax accounts (59.1) (86.2) 27.1 Other non - cash adjustments 195.5 187.8 7.7 Net cash provided by operating activities 221.8 312.3 (90.5) Cash flows from investing activities Purchase of property and equipment (62.3) (102.1) 39.8 Expenditures for deferred costs (12.0) (12.1) 0.1 Receipts from sales of discontinued operations, net of cash sold, and property and equipment 40.1 1,141.7 (1,101.6) Settlement of derivatives related to sale of discontinued operations and net investment hedge — 12.9 (12.9) Proceeds from sale of investment — 11.5 (11.5) Investing other, net — (1.1) 1.1 Net cash (used in) provided by investing activities (34.2) 1,050.7 (1,084.9) Cash flows from financing activities Increase (decrease) in long - term debt, net 268.1 (1,465.7) 1,733.8 Payments of deferred purchase price for acquisitions (5.7) (19.8) 14.1 Payments to purchase noncontrolling interests — (5.8) 5.8 Proceeds from exercise of stock options 26.7 1.7 25.0 Payments to repurchase common stock (29.2) (87.9) 58.7 Payments of debt issuance costs (0.7) (6.6) 5.9 Financing other, net (1.8) (3.5) 1.7 Net cash provided by (used in) financing activities 257.4 (1,587.6) 1,845.0 Effects of exchange rate changes on Cash and cash equivalents and Restricted cash (13.4) (3.0) (10.4) Change in cash included in current assets held for sale 218.3 230.2 (11.9) Net change in Cash and cash equivalents and Restricted cash 649.8 2.6 647.2 Cash and cash equivalents and Restricted cash at beginning of period 97.8 125.6 (27.8) Cash and cash equivalents and Restricted cash at end of period $ 747.7 $ 128.3 $ 619.4

Financial Tables

Non-GAAP Reconciliation (1 of 3)

The following table reconciles Loss from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin:

IN MILLIONS	For the three months ended September 30, 2020	2019	Change	For the nine months ended September 30, 2020	2019	Change
Loss from continuing operations	$ (271.0)	$ (86.6)	$ (184.4)	$ (76.5)	$ (211.7)	$ 135.2
Plus:						
Equity in net income of affiliates, net of tax	—	—	—	(0.2)	(0.2)	—
Income tax (benefit) expense	(72.2)	48.1	(120.3)	(293.5)	94.0	(387.5)
Loss from continuing operations before income taxes and equity in net income of affiliates	(343.2)	(38.6)	(304.6)	(370.2)	(117.9)	(252.3)
Plus:						
(Gain) loss on sales of assets, net	(0.6)	1.5	(2.1)	1.2	1.5	(0.3)
Foreign currency exchange loss (gain), net	2.9	(7.7)	10.6	(71.1)	(7.6)	(63.5)
Other income, net	(1.3)	(1.0)	(0.3)	(0.8)	(9.1)	8.3
(Gain) loss on derivatives	—	(0.3)	0.3	0.6	(9.2)	9.8
Loss on debt extinguishment	—	0.2	(0.2)	—	22.1	(22.1)
Interest expense	24.7	28.3	(3.6)	75.7	101.5	(25.8)
Interest income	(0.7)	(0.9)	0.2	(1.6)	(2.6)	1.0
Operating loss	(318.2)	(18.4)	(299.8)	(366.2)	(21.3)	(344.9)
Plus:						
Depreciation and amortization	18.2	20.4	(2.2)	55.9	61.6	(5.7)
EBITDA	(300.0)	2.0	(302.0)	(310.3)	40.3	(350.6)
Plus:						
Share-based compensation expense (3)	2.6	1.2	1.4	7.9	7.5	0.4
Loss on impairment of assets (4)	323.4	—	323.4	350.9	0.2	350.7
EiP implementation expenses (5)	24.4	27.3	(2.9)	66.5	56.1	10.4
Adjusted EBITDA	$ 50.4	$ 30.5	$ 19.9	$ 115.1	$ 104.2	$ 10.9
Revenues	$ 243.5	$ 277.3	$ (33.8)	$ 739.7	$ 860.2	$ (120.5)
Loss from continuing operations margin	(111.3)%	(31.3)%	-8,005 bps	(10.3)%	(24.6)%	1,426 bps
Adjusted EBITDA margin	20.7 %	11.0 %	970 bps	15.6 %	12.1 %	345 bps

(3) Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.
(4) Represents non-cash charges related to impairments of long-lived assets.
(5) Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

Note: Dollars in millions, and may not sum to total due to rounding

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38 © 2020 Laureate Education, Inc. Financial Tables Non - GAAP Reconciliation (2 of 3) Note: Dollars in millions, and may not sum to total due to rounding The following table reconciles operating cash flow to Free Cash Flow for the nine months ended September 30 , 2020 and 2019 : IN MILLIONS 2020 2019 Change Net cash provided by operating activities $ 221.8 $ 312.3 $ (90.5) Capital expenditures: Purchase of property and equipment (62.3) (102.1) 39.8 Expenditures for deferred costs (12.0) (12.1) 0.1 Free Cash Flow $ 147.5 $ 198.1 $ (50.6)

39 © 2020 Laureate Education, Inc. Financial Tables (Historical Data) Revenue and Adjusted EBITDA by segment (historical) Note: Dollars in millions, and may not sum to total due to rounding The following table presents unaudited historical segment information for the first and second quarters of 2020 and the years ended December 31 , 2019 , 2018 and 2017 : Unaudited Three Months Ended Years ended December 31, (in millions except for enrollment) June 30, 2020 March 31, 2020 2019 2018 2017 New Enrollment: Mexico 12,100 28,400 112,300 109,000 107,300 Peru 24,500 18,300 67,900 58,300 57,400 Total New Enrollment 36,600 46,700 180,200 167,300 164,700 Total Enrollment: Mexico 168,400 193,800 204,200 206,300 214,200 Peru 152,800 163,500 162,200 147,700 134,400 Total Enrollment 321,200 357,300 366,400 354,000 348,600 Revenues: Mexico $ 114.9 $ 154.2 $ 652.8 $ 646.1 $ 646.2 Peru 187.6 36.5 546.8 496.4 454.5 Corporate & Eliminations 1.4 1.6 12.5 2.1 4.8 Consolidated Total Revenues $ 303.9 $ 192.3 $ 1,212.1 $ 1,144.6 $ 1,105.6 Adjusted EBITDA: Mexico $ 19.7 $ 23.3 $ 147.8 $ 143.1 $ 147.2 Peru 99.2 (26.7) 197.5 169.2 140.8 Corporate & Eliminations (24.8) (26.0) (141.7) (172.7) (203.0) Consolidated Total Adjusted EBITDA $ 94.1 $ (29.4) $ 203.6 $ 139.6 $ 85.0

Financial Tables

Non-GAAP Reconciliation (3 of 3)

The following table presents Adjusted EBITDA and reconciles (Loss) income from continuing operations to Adjusted EBITDA and Adjusted EBITDA margin for the first and second quarters of 2020 and the years ended December 31, 2019, 2018 and 2017:

	Unaudited				
	Quarter ended		Years ended December 31,		
(in millions)	June 30, 2020	March 31, 2020	2019	2018	2017
(Loss) income from continuing operations	$ (11.6)	$ 206.1	$ (150.5)	$ (191.3)	$ (251.5)
Plus:					
Equity in net income of affiliates, net of income tax	—	(0.2)	(0.2)	—	(0.2)
Income tax expense (benefit)	8.7	(230.0)	31.0	71.2	(102.2)
(Loss) income from continuing operations before income taxes and equity in net income of affiliates	(2.8)	(24.1)	(119.7)	(120.1)	(353.9)
Plus:					
Loss on sale of subsidiaries, net	—	1.8	20.4	—	9.4
Foreign currency exchange loss (gain)	4.7	(78.7)	8.1	(0.7)	0.7
Other expense (income), net	0.4	0.1	(8.9)	(10.6)	1.8
Loss (gain) on derivatives	1.4	(0.8)	(8.3)	(88.5)	(29.0)
Loss on debt extinguishment	—	—	22.6	7.5	8.4
Interest expense	25.7	25.3	125.0	188.4	261.2
Interest income	(0.3)	(0.6)	(3.3)	(2.8)	(3.3)
Operating income (loss)	29.1	(77.1)	36.0	(26.8)	(104.6)
Plus:					
Depreciation and amortization	18.1	19.6	82.0	84.6	69.1
EBITDA	47.2	(57.5)	118.0	57.8	(35.5)
Plus:					
Stock-based compensation expense [6]	3.7	1.5	10.3	6.6	52.5
Impairment [7]	23.8	3.8	0.2	0.1	1.0
EiP expenses [8]	19.3	22.8	75.0	75.2	67.0
Adjusted EBITDA	$ 94.1	$ (29.4)	$ 203.6	$ 139.6	$ 85.0
Revenues	$ 303.9	$ 192.3	$ 1,212.1	$ 1,144.6	$ 1,105.6
(Loss) income from continuing operations margin	(3.8)%	107.2 %	(12.4)%	(16.7)%	(22.7)%
Adjusted EBITDA margin	31.0 %	(15.3)%	16.8 %	12.2 %	7.7 %

[6] Represents non-cash, share-based compensation expense pursuant to the provisions of ASC Topic 718.

[7] Represents non-cash charges related to impairments of long-lived assets.

[8] Excellence-in-Process (EiP) implementation expenses are related to our enterprise-wide initiative to optimize and standardize Laureate's processes, creating vertical integration of procurement, information technology, finance, accounting and human resources. It included the establishment of regional shared services organizations (SSOs) around the world, as well as improvements to the Company's system of internal controls over financial reporting. The EiP initiative also includes other back- and mid-office areas, as well as certain student-facing activities, expenses associated with streamlining the organizational structure and certain non-recurring costs incurred in connection with the planned and completed dispositions. Beginning in the third quarter of 2019, EiP also includes expenses associated with an enterprise-wide program aimed at revenue growth.

Note: Dollars in millions, and may not sum to total due to rounding

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41 © 2020 Laureate Education, Inc.